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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               -------------------



                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 28, 1999



                               -------------------



                         AMERICAN XTAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)





         DELAWARE                    0-24085                  94-3031310
     (State or other             (Commission File         (I.R.S. Employer)
     jurisdiction of                 Number)             Identification No.)
     incorporation or
      organization)



       4821 TECHNOLOGY DRIVE
        FREMONT, CALIFORNIA                                        94538
  (Address of principal executive                               (Zip Code)
              offices)



       Registrant's telephone number, including area code: (510) 683-5900

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       1.      Item 2. Acquisition or Disposition of Assets

On May 28, 1999, pursuant to an Agreement and Plan of Reorganization dated as of May 27, 1999 (the "Reorganization Agreement"), among American Xtal Technology, Inc. ("AXT"), Monterey Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of AXT ("Merger Sub"), and Lyte Optronics, Inc., a Nevada corporation ("Lyte"), AXT acquired Lyte by means of a statutory merger (the "Merger") of Merger Sub with and into Lyte, with Lyte remaining as the surviving corporation in the Merger. As a result of the Merger, Lyte became a wholly-owned subsidiary of AXT. Merger Sub was formed solely for the purpose of effecting the Merger.

Pursuant to the Merger, an aggregate of 2,368,309 shares of AXT common stock and 985,444 shares of newly issued preferred stock of AXT (each less such number of shares equal to the pro rata value of certain expenses to be paid by AXT) were either issued in exchange for all of the issued and outstanding capital stock of Lyte or reserved for issuance upon exercise of all unexpired and unexercised stock options to acquire capital stock of Lyte (which were assumed by AXT in the Merger). Each outstanding share of Lyte Class A and Class B Common Stock and Series A Preferred Stock was converted into the right to receive such number of shares of AXT common stock equal to the quotient obtained by dividing the aggregate number of shares of AXT Common Stock to be issued in the Merger by the total number of shares of outstanding Common Stock and options and warrants to acquire Common Stock of Lyte (the "Common Stock Exchange Ratio"). Each outstanding share of Lyte Series B Preferred Stock was converted into the right to receive 0.25 shares of AXT Series A Preferred Stock. All outstanding options to purchase Lyte capital stock outstanding immediately prior to the Merger were assumed by AXT. Each such option became exercisable for that number of shares of AXT common stock equal to the Common Stock Exchange Ratio. The per share exercise price of each such option was adjusted to equal the quotient of (x) the per share exercise price of such option immediately prior to the Merger and (y) the Common Stock Exchange Ratio.

Lyte is a company engaged in various aspects of the visible laser business.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial statements of business acquired.

                 To be filed by Amendment to this Current Report on 8-K

        (b) Pro forma financial information.

                 To be filed by Amendment to this Current Report on 8-K

        (c) Exhibits.

  Exhibit No.                              Description
  -----------                              -----------
      2.1         Agreement and Plan of Reorganization dated May 27, 1999.

      2.2         Certificate of Merger dated May 27, 1999, filed with the

                  Secretary of State of the State of Delaware on May 28, 1999.

      2.3         Articles of Merger dated May 27, 1999, filed with the
                  Secretary of State of the State of Nevada on May 28, 1999.

      3.1         Certificate of Designations, Preferences and Rights of Series
                  A Preferred Stock as filed with the Secretary of State of the State of Delaware on May 27, 1999.

     99.1         Company press release dated May 27, 1999.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Xtal Technology, Inc.



June 11,1999                            By: /s/ Guy D. Atwood
                                        ------------------------------
                                        Guy D. Atwood
                                        Chief Financial Officer

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
  Exhibit No.                              Description
  -----------                              -----------
      2.1         Agreement and Plan of Reorganization dated May 27, 1999.

      2.2         Certificate of Merger dated May 27, 1999, filed with the
                  Secretary of State of the State of Delaware on May 28, 1999.

      2.3         Articles of Merger dated May 27, 1999, filed with the
                  Secretary of State of the State of Nevada on May 28, 1999.

      3.1         Certificate of Designations, Preferences and Rights of Series
                  A Preferred Stock as filed with the Secretary of State of the State of Delaware on May 27, 1999.

     99.1         Company press release dated May 27, 1999.
